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Exhibit 10(e)

GRANTOR TRUST AGREEMENT
DATED AS OF APRIL 25, 2003
BETWEEN
CONSTELLATION ENERGY GROUP, INC.
AND
T. ROWE PRICE TRUST COMPANY

        This Agreement made the 25th day of April, 2003, by and between Constellation Energy Group, Inc., a Maryland Corporation, or its successor ("CEG") and T. Rowe Price Trust Company ("Trustee");

WITNESSETH THAT:

        WHEREAS, effective with the April 30, 1999 share exchange between CEG and the common stockholders of Baltimore Gas and Electric Company ("BGE"), BGE transferred to CEG the former BGE Nonqualified Deferred Compensation Plan and BGE's rights and obligations under the Grantor Trust Agreement dated as of June 1, 1996, between BGE and T. Rowe Price Trust Company.

        WHEREAS, this Agreement has been amended effective April 25, 2003, to conform the definition of Change in Control under this Agreement to the definition under CEG's management benefit plans.

        WHEREAS, CEG has adopted the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan (formerly the Baltimore Gas and Electric Company Nonqualified Deferred Compensation Plan) ("Plan");

        WHEREAS, CEG has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

        WHEREAS, CEG wishes to establish a trust ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of CEG's creditors in the event of CEG's Insolvency, as defined in Section 3(a) hereof, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

        WHEREAS, it is the intention of CEG to make contributions to the Trust to provide a source of funds to assist it in the meeting of its liabilities under the Plan; and

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

        Section 1.    Establishment of Trust.

        (a)   CEG hereby adopts and establishes with Trustee the Trust consisting of such sums of cash (the "principal") that currently constitute the Trust and as from time to time shall be paid to Trustee to be held, administered, and disposed of by Trustee as provided in this Trust Agreement. The principal of the Trust and any earnings thereon (the "Trust Assets") shall be held by Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement until all payments required by this Trust Agreement have been made.

        (b)   The Trust hereby established shall be irrevocable.

        (c)   The Trust is intended to be a grantor trust, of which CEG is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d)   The Trust Assets shall be held separate and apart from other funds of CEG and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any Trust Assets. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against CEG. Any Trust Assets will be subject to the claims of CEG's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e)   As soon as practicable, but no later than the last business day, which for purposes of this Trust Agreement shall be defined as any day the New York Stock Exchange is open for business ("Business Day"), of the month following the month in which a payment of compensation subject to a deferral election under the Plan would otherwise have been paid, CEG shall be required to irrevocably contribute cash to the Trust in an amount equal to such Deferred Compensation, plus any Matching Contributions related thereto, to the extent the Plan requires such funding. Trustee shall have no obligation to compute or compel such contribution(s).

        (f)    The Board of Directors of CEG may at any time by resolution amend the contribution requirements of Section 1(e) hereof such that CEG will not be required to make additional contributions of cash to the Trust or will be required to make only a stated percentage of the contributions otherwise required under Section 1(e) hereof. If Section 1(e) is so amended, contributions of cash to the Trust over and above the amounts required under Section 1(e) if amended, will be in the sole discretion of CEG pursuant to Section 1(g) hereof. Trustee shall have no obligation to compute or compel such contribution(s).

        (g)   CEG, in its sole discretion, may at any time or from time to time, make additional deposits of cash in trust with Trustee to augment the Trust Assets to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right or obligation to compel such additional deposits.

        Section 2.    Payments to Plan Participants and Their Beneficiaries.

        (a)   CEG shall deliver or cause to be delivered to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (or his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. If so instructed by CEG, the Trustee shall withhold federal and state taxes from each payment under this agreement at the rate(s) designated by CEG and shall report and pay such amounts to the appropriate federal and state taxing authorities.

        (b)   The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by CEG or such party as it shall designate under the Plan and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Trustee shall have no right or duty to inquire into CEG's decisions with respect to entitlement to benefits.

        (c)   CEG may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. CEG shall notify Trustee in writing of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. CEG shall provide to the Trustee documentation substantiating that such payments were made under the terms of the Plan. If such documentation is not provided, Trustee shall make such payments in accordance with the Payment Schedule directly to Plan participants and their beneficiaries. In addition, if the Trust Assets are not sufficient to make such payments of benefits in accordance with the terms of the Plan, CEG shall make the balance of each such payment as it falls due. Trustee shall notify CEG where Trust Assets are not sufficient to make benefit payments, however, Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan.

        (d)   In the event there is a final judicial determination or a final determination by the Internal Revenue Service that the Plan participants or their beneficiaries are subject to any tax with respect to any amounts held under the terms of the Trust, then Trustee solely at the direction of CEG shall make payments from the Trust to such Plan participants or their beneficiaries in such amounts as set forth in such final determination for the purpose of paying all applicable taxes and interest and any penalties thereon which such Plan participants or their beneficiaries incur arising out of such determination. CEG's decision as to whether a final determination has occurred shall be binding and conclusive on all Plan participants and their beneficiaries.

        Section 3.    Trustee Responsibility Regarding Payments to Trust Beneficiary When CEG is Insolvent.

        (a)   Upon receipt of notification issued in accordance with Section 3(b)(1) hereof, Trustee shall cease payment of benefits to Plan participants and their beneficiaries if CEG is Insolvent. CEG shall be considered "Insolvent" for purposes of this Trust Agreement if (1) CEG makes a voluntary filing under the United States Bankruptcy Code, or (2) CEG is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b)   At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the Trust Assets shall be subject to claims of general creditors of CEG under federal and state law as set forth below.

          (1)   The Board of Directors of CEG and the Chief Executive Officer of CEG shall have the duty to inform Trustee in writing of CEG's Insolvency. When so informed or when the Trustee is in receipt of a copy of a bankruptcy petition relating to CEG or a court order determining CEG to be Insolvent, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2)   Unless Trustee has received written notification in accordance with Section 3(b)(1) of this Trust Agreement, Trustee may in all events rely on such evidence concerning CEG's solvency as may be furnished by CEG to Trustee.

          (3)   If at any time Trustee has received written notification in accordance with Section 3(b)(1), Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the Trust Assets for the benefit of CEG's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of CEG with respect to benefits due under the Plan or otherwise.

          (4)   Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has received a copy of a court order determining CEG to be no longer Insolvent or evidencing that such bankruptcy proceeding is dismissed in connection with any notification made in accordance with Section 3(b)(1).

        (c)   Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by CEG in lieu of the payments provided for hereunder during any period of discontinuance.

        Section 4.    Payments to CEG.

        (a)   Except as provided in Section 3 and Section 4(b) hereof, CEG shall have no right or power to direct Trustee to return to CEG or to divert to others any of the Trust Assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and of this Trust Agreement.

        (b)   In the event (1) CEG makes payment of benefits directly to Plan participants or their beneficiaries in accordance with Section 2(c) hereof, or (2) if for any other reason Trust Assets exceed the market value of the aggregate balances of Plan participant accounts, then CEG may in its sole discretion, direct Trustee in writing to distribute the amount of such payment or excess, in whole or in part, to CEG provided such distribution does not contravene any provision of law.

        (c)   Notwithstanding Section 4(b)(2) hereof, CEG may not direct Trustee to distribute such excess Trust Assets for 2 years from the date a Change of Control is deemed to occur under Section 13(e) hereof except to reimburse CEG for any payment it makes directly to participants in accordance with Section 2(c) hereof.

        Section 5.    Investment Authority.

        (a)   In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by CEG, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised, solely upon the direction of CEG, by Trustee or the person designated by Trustee and shall in no event be exercisable by or rest with Plan participants and their beneficiaries.

        (b)   Trustee shall invest and reinvest the Trust Assets and keep the Trust invested, without distinction between principal and income, in such investments as directed in writing by CEG or its designee, which instruction may be modified from time to time by CEG or its designee. Trustee shall have no duty to question any action or direction of CEG or its designee or any failure to give directions, or to make any suggestion to CEG as to the investment, reinvestment, disposition or distribution of, such assets.

        (c)   CEG shall have the right, at anytime, and from time to time in its sole discretion, and with Trustee's approval, to substitute assets of equal fair market value for any asset held by the Trust.

        Section 6.    Disposition of Income.

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, until otherwise required for disbursement under the terms of this Trust Agreement.

        Section 7.    Accounting by Trustee.

        (a)   Trustee shall keep accurate, and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between CEG and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to CEG a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivables being shown separately), and showing all cash, cost and market value of all securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

        (b)   CEG shall prepare and file such tax returns and other reports as may be required for the Trust, with any taxing authority or any other government authority except for IRS Form 1041 which shall be prepared and filed by the Trustee.

        Section 8.    Responsibility of Trustee.

        (a)   Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability, costs or expense to any person, for any action taken pursuant to a direction, request or approval given by CEG which is contemplated by, and in conformity with, the terms of this Trust Agreement and is given in writing by CEG. Trustee shall also be reimbursed by CEG for reasonable expenses or fees incurred in connection with governmental or regulatory inquiries related to this Trust.

        (b)   If Trustee undertakes or defends any litigation arising in connection with this Trust, unless such litigation results in a determination that Trustee breached its duties undertaken pursuant to this Trust Agreement, CEG agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If CEG does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

        (c)   Trustee may consult with legal counsel (who may also be counsel for CEG generally) with respect to any of its duties or obligations hereunder. In the event that Trustee anticipates charging legal fees to the Trust, Trustee must obtain CEG's prior written consent for such legal counsel, which consent will not be unreasonably withheld.

        (d)   Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. In the event that Trustee anticipates charging fees for such services to the Trust, Trustee must obtain CEG's prior written consent for such legal counsel, which consent will not be unreasonably withheld.

        (e)   Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        Section 9.    Compensation and Expenses of Trustee.

        CEG shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

        Section 10.    Resignation and Removal of Trustee.

        (a)   Trustee may resign at any time by written notice to CEG, which shall be effective 30 days after receipt of such notice unless CEG and Trustee agree otherwise.

        (b)   Except as provided in Section 10(c), Trustee may be removed by CEG on 30 days written notice unless CEG and Trustee agree otherwise.

        (c)   Upon written notification by CEG that a Change of Control, as defined in Section 13(e) hereof has occurred, Trustee may not be removed by CEG for 2 years from the date a Change of Control is deemed to occur under Section 13(e) hereof.

        (d)   If Trustee resigns within 2 years after a Change of Control, as defined herein, CEG shall apply to a court of competent jurisdiction for the appointment of successor Trustee or for instructions.

        (e)   Upon resignation or removal of Trustee and appointment of a successor Trustee, all Trust Assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed at the later of (1) 30 days after receipt of notice of resignation or removal of Trustee or (2) appointment of successor Trustee.

        (f)    If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

        Section 11.    Appointment of Successor.

        (a)   If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, CEG may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by CEG or the successor Trustee (in which case former Trustee shall have received a copy of successor Trustee's acceptance) to evidence the transfer of the Trust Assets.

        (b)   If Trustee resigns pursuant to the provisions of Section 10(d) hereof, the appointment of a successor Trustee shall be effective when accepted in writing by the successor Trustee. The successor Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer of the Trust Assets.

        (c)   The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust Assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and CEG shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

        (d)   In the event of such removal or resignation, Trustee shall duly file with CEG a written account as provided in Section 7(a) hereof.

        Section 12.    Amendment or Termination.

        (a)   Except as provided in Section 12(d), this Trust Agreement may be amended by a written instrument executed by Trustee and CEG. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

        (b)   The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan or have received payment of all benefits to which they are entitled under the terms of this Trust Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to CEG.

        (c)   Upon written approval of all Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan and this Trust Agreement, CEG may terminate this Trust prior to the time all benefit payments under the Plan and this Trust Agreement have been made. All Trust Assets at termination shall be returned to CEG.

        (d)   This Trust Agreement may not be amended by CEG for 2 years following a Change of Control, unless CEG determines that such amendment does not adversely affect the rights of the Plan participants and their beneficiaries entitled to payment of benefits pursuant to terms of the Plan on the date a Change of Control is deemed to occur.

        Section 13.    Miscellaneous.

        (a)   Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b)   Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void. The Trust shall be in no manner liable for or subject to the debts or liabilities of any participant.

        (c)   This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and applicable federal law.

        (d)   All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Plan. All singular terms defined in this Trust will include the plural and vice versa.

        (e)   For a Change of Control to be effective with respect to this Trust Agreement, CEG must issue written notification of Change of Control to Trustee. Trustee has no obligation to make any independent determination or verification that a Change of Control has occurred. For purposes of this Trust Agreement, Change of Control shall mean the occurrence of any one of the following events:

          (i)    individuals who, on January 24, 2003, constitute the Board of Directors of CEG (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of CEG (the "Board"), provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of CEG in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of CEG as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii)    any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CEG representing 20% or more of the combined voting power of CEG's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by CEG or any corporation with respect to which CEG owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (B) by any employee benefit plan (or related trust) sponsored or maintained by CEG or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Plan participant or any group of persons including Plan participant (or any entity controlled by Plan participant or any group of persons including Plan participant);

          (iii)    CEG shareholder approval of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving CEG or any of its Subsidiary Companies, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)    the stockholders of CEG approve a plan of complete liquidation or dissolution of CEG, or the consummation of a sale of all or substantially all of CEG's assets.

Notwithstanding the foregoing, a Change in Control of CEG shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by CEG which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by CEG such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of CEG shall then occur.

        (f)    CEG shall certify to Trustee the name or names of any person or persons authorized to act for CEG under this Trust Agreement. Such certification shall be signed by a Vice President of CEG. Until CEG notifies Trustee, in a similarly signed notice or certification, that any such person is no longer authorized to act for CEG, Trustee may continue to rely upon the authority of such person.

        Trustee may rely upon any certificate, schedule, notice or direction of CEG which Trustee in good faith believes to be genuine, executed and delivered by a duly authorized officer or agent of CEG.

        Communications to Trustee shall be sent in writing to Trustee at the address specified in Section 13(h) hereof or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trust or Trustee until it is received by Trustee and unless it is in writing and signed by an authorized person.

        Communications to CEG shall be sent in writing to CEG's principal offices at the address specified in Section 13(h) hereof or to such other address as CEG may specify in writing. No communication shall be binding upon CEG until it is received by CEG and unless it is in writing and signed by Trustee.

        (g)   In the event of any conflict between the provisions of the Plan document and this Trust Agreement, the provisions of this Trust Agreement shall prevail. This Trust Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.

        (h)   Any notice, report, demand, waiver or communication required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

    If to CEG:

    Constellation Energy Group, Inc.
    750 East Pratt Street, 5th Floor
    Baltimore, MD 21202

    Attention:
    Director—Compensation

    If to Trustee:

    T. Rowe Price Trust Company
    4555 Painters Mill Road
    Owings Mills, MD 21117
    Attention: CEG Client Manager

    If to a participant or beneficiary:

    To the address shown on the most recent Payment Schedule provided by CEG to Trustee.

        (i)    In the event of insufficiency of Trust assets and to the extent CEG does not make payments directly to Plan participants or their beneficiaries, as provided in Section 2(c) hereof, or if CEG as provided in Section 1(f) hereof fails to contribute cash to the Trust to restore such insufficiency, such insufficiency shall be allocated by the record keeper among all Plan Accounts subject to funding on a proportionate basis according to the market value of the Plan Account subject to funding. Trustee shall have no obligation to determine or calculate such insufficiency, the amount of timing of any additional funding or the allocation of any insufficiency among Plan Accounts.

        Section 14.    Effective Date.

        The effective date of this Trust Agreement shall be April 25, 2003.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date indicated above.

WITNESS:		T. ROWE PRICE TRUST COMPANY
/s/	By:	/s/	(Seal)
Name:
Title:
WITNESS:		CONSTELLATION ENERGY GROUP, INC.
/s/	By:	/s/	(Seal)
Name: Marc L. Ugol
Title: Vice President, Human Resources

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GRANTOR TRUST AGREEMENT DATED AS OF APRIL 25, 2003 BETWEEN CONSTELLATION ENERGY GROUP, INC. AND T. ROWE PRICE TRUST COMPANY